EXHIBIT 3.1

ARTICLES OF INCORPORATION
OF
INSULAR, INC.

We, the undersigned, natural persons of twenty-one (21) years or more, acting as incorporators of a corporation under the Utah Business Corporation Act, adopt the following Articles of Incorporation for such corporation;

ARTICLE I

Corporate Name

The name of this corporation is
INSULAR, INC.

ARTICLE II

Duration of the Corporation

The Corporation shall have perpetual existence.

ARTICLE III

Purposes

The general purposes and objectives for which the corporation is organized are:

(a) To engage in the business of producing, manufacturing and marketing of air-conditioner covers.

(b) To have and to exercise all powers now or hereafter conferred by the laws of the State of Utah upon corporations organized pursuant to the laws under which the corporation is organized and any and all acts amendatory thereof and supplemental thereto, and to engage in any other lawful activities.

(c) The above enumerated powers shall not be construed as limiting or restricting in any manner the powers of this corporation which shall always have such incidental powers as may be connected with or related to any specific power herein enumerated, but are in furtherance of, and in addition to and not in limitation of, said general powers.

ARTICLE IV

Shares

The aggregate number of shares which this corporation shall have authority to issue is fifty million (50,000,000) shares of common stock of a par value of one mil ($0.001) per share. All shares of common stock of this corporation shall be of the same class and shall have the same rights and preferences. Fully paid shares of common stock of this corporation shall not be liable to any further call or assessment.

ARTICLE V

Pre-emptive Rights

The authorized shares of common stock of this corporation may be issued at such time, upon such terms and conditions, and for such consideration as the Board of Directors of this corporation shall determine; provided, however, that the share-holders shall have pre-emptive rights to acquire unissued shares of common stock of this corporation.

ARTICLE VI

Voting of Shares

As to all actions to be voted on by the shareholders, each holder of common stock of the corporation shall be entitled to one vote for each share of such stock standing in his name on the books of the corporation, and shall not be entitled to accumulate votes for the purpose of electing directors.

ARTICLE VII

Commencing Business

This corporation shall not commence business until consideration of a value of at least One Thousand Dollars ($1,000.000) shall have been received by this corporation for the issuance of its shares of common stock.

ARTICLE VIII

By-Laws

The Directors shall and the shareholders may adopt By-Laws which are not inconsistent with law or these Articles of Incorporation for the regulation and management of the affairs of this corporation. These By-Laws may be amended from time to time, or repealed, pursuant to law.

ARTICLE IX

Registered Office and Agent

The address of this corporation's initial registered office and the name of its original registered agent at such address is:

NAME	ADDRESS

Jace N. Green	4048 Barker Road
West Valley City, Utah 84119

ARTICLE X

Directors

The number of Directors constituting the initial Board of Directors of this corporation is three (3), and subsequent to the organizational meeting of this corporation, the number of Directors shall be determined by the By-Laws of this corporation. The names and addresses of the persons who are to serve as Directors until the First Meeting of Shareholders of this Corporation or until their successors are elected and qualified, are:

NAME	ADDRESS

Joseph Y. Hornsby	1132 Montgomery Street
Salt Lake City, Utah 84104
Elaine Avilez	4048 Barker Road
West Valley City, Utah 84119
Jace N. Green	4048 Barker Road
West Valley City, Utah 84119

ARTICLE XI

Incorporators

The name and address of each incorporator is:

NAME	ADDRESS

Joseph Y. Hornsby	1132 Montgomery Street
Salt Lake City, Utah 84104
Elaine Avilez	4048 Barker Road
West Valley City, Utah 84119
Jace N. Green	4048 Barker Road
West Valley City, Utah 84119

ARTICLE XII

Officer and Directors Contract

No contract or other transaction between this Corporation and any other corporation shall be affected by the fact that a Director or Officer of this Corporation is interested in, or is a Director or other Officer of such other Corporation. Any Director, individually or with others, may be a party to, or may be interested in any transaction of this Corporation or any transaction in which this Corporation is interested. No contract or other transaction of this Corporation with any person, firm or corporation shall be affected by the fact that any Director of this Corporation (a) is a party to, or is interested in, such contract, act or transaction, or (b) is in some way connected with such person, firm or corporation. Each person who is now or may become a Director of this Corporation is hereby relieved from and indemnified against liability that might otherwise obtain in the event such Director contracts with this Corporation for the benefit of himself or any firm, association or corporation in which he may be interested in any way, provided said Directors acts in good faith.

DATED this 7th day of July, 1983.

/s/ Joseph Y. Hornsby
Joseph Y. Hornsby

/s/ Elaine Avilez
Elaine Avilez

/s/ Jace N. Green
Jace N. Green

STATE OF UTAH                               )
:
COUNTY OF SALTE LAKE              )

I, the undersigned Notary Public, hereby certify that Joseph Y. Hornsby, Elaine Avilex, and Jace N. Green personally appeared before me, and being duly sworn by me, severally declared that they are the persons who signed the foregoing instrument as incorporators and that the statements therein contained are true

/s/ Judith R. Willard
NOTARY PUBLIC
Residing at Salt Lake

My Commission Expires:

6-15-85

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
INSULAR, INC.

WE, THE UNDERSIGNED, pursuant to the Utah Business Corporation Act, hereby adopt the following Articles of Amendment as a revision of the Articles of Incorporation of Insular, Inc.

ARTICLE I

The name of the corporation is Insular, Inc.

ARTICLE II

The duration of the corporation is perpetual.

ARTICLE III

The following amendments to the Articles of Incorporation were approved by the shareholders:

Article I of the Articles of Incorporation of this Corporation is amended so that it will read in its entirety as follows:

The name of this Corporation is Gentner Electronics Company.

Article III of the Articles of Incorporation of this Corporation is amended so that it will read in its entirety as follows:

The purpose for which this Corporation is organized is the engineering, designing, consulting, servicing, maintaining and repairing and manufacturing of electronic equipment and all matters related or ancillary thereto and to do all things and engage in all lawful transactions which a corporation organized under the laws of the State of Utah might do or engage in, even though not expressly stated herein.

Article V of the Articles of Incorporation of this Corporation is amended so that it will read in its entirety as follows:

The authorized and treasury stock of this Corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this Corporation.

Articles X of the Articles of Incorporation of this Corporation is amended so that it will read in its entirety as follows:

The Board of Directors shall consist of not less than three (3) nor more than nine (9) members as the Board of Directors may itself from time to time determine.

ARTICLE IV

The amendments set forth in Article III were adopted March 26, 1985.

ARTICLE V

The number of shares issued and outstanding and entitled to vote on said amendments on March 26, 1985 was 5,763,200.

ARTICLE VI

4,121,900 shares voted for said amendments, and 0 shares voted against said amendments.

DATED this 26th day of March, 1985.

INSULAR, INC.

By: /s/ Craig Niebuhr
Craig Niebuhr, President

By: /s/ Craig Niebuhr
Jace Green, Secretary

STATE OF UTAH               }
:  ss.
County of Salt Lake             }

I, THE UNDERSIGNED, a Notary Public, hereby certify that on the 26th day of March, 1985, Craig Niebuhr and Jace Green personally appeared before me who being by me first duly sworn severally declared that they are the persons who signed the foregoing document as corporate officers and that the statements therein contained are true.

DATED this 26th day of March, 1985.

/s/ Notary Public
NOTARY PUBLIC

My commission expires:	Residing at:

5-29-88	Salt Lake City, Utah

CONSENT TO USE OF NAME

The undersigned officer of Gentner Engineering Company hereby consents to Insular, Inc. changing its name to Gentner Electronics Company. Concurrent with such change Gentner Engineering Company has become a wholly owned subsidiary of Insular, Inc.

Dated:  March 26, 1985.

GENTNER ENGINEERING COMPANY

By: /s/ Russell D. Gentner
Russell D. Gentner, President

CORRECTED
ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF GENTNER ELECTRONICS COMPANY
(formerly Insular, Inc.)

We, the undersigned, pursuant to the Utah Business Corporation Act, hereby file and adopt the following Corrected Articles of Amendment correcting those certain Articles of Amendment filed and approved by the Division of Corporations and Commercial Code of the Utah State Department of Business Regulation on the 26th day of March, 1985. These Corrected Articles of Amendment correct a typographical error in the previous Articles of Amendment which erroneously set forth the name of the corporation as Gentner Electronics Company, rather than the propertly and duly adopted name of Gentner Electronics Corporation. Accordingly, Article I of the Articles of Incorporation shall be amended to read as follows:

ARTICLE I

The name of the Corporation is Gentner Electronics Corporation.

This amendment of the corporate name was adopted by majority vote of the stockholders of the corporation at the annual meeting of stockholders held March 26, 1985. The number of shares issues and outstanding and entitled to vote on said amendment on March 26, 1985 was 5,763,200, and 4,121,900 shares voted for said amendment and 0 shares voted against said amendment.

DATED this 10th day of September, 1986.

GENTNER ELECTRONICS COMPANY
A Utah corporation

By: /s/ Russell D. Gentner
RUSSELL D. GENTNER
President

By: /s/ William H. Gillman
WILLIAM H. GILLMAN
Secretary

VERIFICATION

Sate of Utah                          )
:  ss.
County of Salt Lake             )

RUSSELL D. GENTNER, being first duly sworn upon oath, deposes and says that he is the President of Gentner Electronics Company herein; that he has read the above and foregoing Corrected Articles of Amendment of Articles to Incorporation of Gentner Electronics Company, formerly Insular, Inc., knows the contents thereof; and that the same are true of his own knowledge, except as to matters therein alleged upon information and belief and as to those matters he believes them to be true.

/s/ Russell D. Gentner
RUSSELL D. GENTNER

SUBSCRIBED AND SWORN to before me this 10th day of September, 1986.

My Commission Expires:	/s/ Willie Steed
NOTARY PUBLIC
10-6-86	Residing at: Utah

VERIFICATION

Sate of Utah                                           )
:  ss.
County of Salt Lake                                           )

WILLIAM H. GILLMAN, being first duly sworn upon oath, deposes and says that he is the President of Gentner Electronics Company herein; that he has read the above and foregoing Corrected Articles of Amendment of Articles to Incorporation of Gentner Electronics Company, formerly Insular, Inc., knows the contents thereof; and that the same are true of his own knowledge, except as to matters therein alleged upon information and belief and as to those matters he believes them to be true.

/s/ William H. Gillman
WILLIAM H. GILLMAN

SUBSCRIBED AND SWORN to before me this 10th day of September, 1986.

My Commission Expires:	/s/ Willie Steed
NOTARY PUBLIC
10-6-86	Residing at: Utah

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
GENTNER ELECTRONICS CORPORATION

The undersigned, being the President and Secretary of respectively of Gentner Electronics Corporation (the "Company"), a Utah corporation, hereby verify the following:

1.           The name of the Company is Gentner Electronics Corporation;

2.           Article I of the Articles of Incorporation of the Company has been amended to read in its entirety as follows: "The name of the Corporation is Gentner Communications Corporation."

3.           This amendment was adopted by the shareholders on July 1, 1991.

4.           The number of shares of common stock that were outstanding on July 1, 1991 was 2,979,400 shares, all of which shares were entitled to vote on this amendment.

5.           The number of shares that were voted for this amendment was 2,076,473 shares. The number of shares that were voted against this amendment were 0 shares.

IN WITNESS WHEREOF, these Articles of Amendment have been executed on this 1st day of July, 1991, and the President and Secretary each verify that they have each read these Articles of Amendment and that the same are true.

By: /s/ William V. Trowbridge, Jr.
William V. Trowbridge, Jr.
President

By: /s/ David L. Harmon
David L. Harmon
Secretary

ARTICLES OF AMENDMENT TO
THE ARTICLES OF INCORPORATION
OF GENTNER COMMUNICATIONS CORPORATION
(hereafter ClearOne Communications, Inc.)

Pursuant to Sections 16-10a-1003 and 16-10a-1006 of the Utah Revised Business Corporation Act, the undersigned, James A. Valeo, being the Vice President of Gentner Communications Corporation, a Utah corporation (the "Corporation"), hereby certifies the following:

1.	Articles I of the Articles of Incorporation of the Corporation is deleted in its entirety and the following is substituted therefore:

ARTICLES I

NAME

The name of this corporation is ClearOne Communications Inc.

[End of Article I]

2.
This Amendment to the Articles of Incorporation (the "Amendment") was adopted (i) by the Board of Directors of the Corporation as of September 17, 2001, and (ii) with the recommendation of the Board of Directors, at a meeting of the shareholders of the Corporation held on November 14, 2001.

3.
As of the date of the record date for the shareholders meeting referenced in paragraph 2, the Corporation had 8,628,478 shares of outstanding Common Stock all of which were entitled to vote on the above noted Amendment and 5,544,252 of which were indisputably present at the shareholder's meeting at which the vote was taken. Common Stock is the only class of stock of the Corporation. The Amendment was approved, receiving 5,468,778 votes, which constituted a majority of the outstanding shares of Common Stock of the Corporation.

4.	These Articles of Amendment to the Articles of Incorporation shall become effective on January 1, 2002.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to the Articles of Incorporation as of this 12th day of December, 2001.

GENTNER COMMUNICATIONS
CORPORATION, a Utah corporation

By: /s/ James A. Valeo
James A. Valeo, Vice President